Exhibit 10.9

Lease Agreement

          Party A: Linyi Xintai Construction Co. Ltd.
          Party B: Linyi Chan Tseng Wood Co., Ltd.

          This LEASE AGREEMENT (“Agreement”) is entered into by and between Linyi Lanshan Xintai Construction and Installation Co. Ltd. (“Party A”) and Linyi Chan Tseng Wood Co., Ltd. (“Party B”).

WITNESSETH

          WHEREAS, the parties hereto desire to enter into this Agreement to define and set forth the terms and conditions of the leasing cooperation between Party A and Party B;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements as set forth below, and in compliance with the “Contract Law of the People’s Republic of China,” it is hereby covenanted and agreed by both parties as follows:

    1.  Party B hereby agrees to lease from Party A four (4) rooms, with a total coverage of 14,886 square meters, located at Daizhuang Industrial Zone, Yitang Town, Lanshan District, Linyi City (the “Leased Building”).

    2.  The term of this Agreement (“Term”) commences on July 18, 2006 and ends on March 20, 2014.  Party B shall take possession of the Leased Building on July 18, 2006 and vacate on March 20, 2014.

    3.   The annual rent for the Leased Building is RMB 651, 000, payable in equal installment each quarter.

    4.  The Leased Building shall be used for the purpose of processing and manufacturing plywood and Engineered Wood.

    5.  Party B shall be responsible for the utility bills, including water, electricity, gas, telephone, cable, cleaning and maintenances.

    6.   Party B shall not demolish, rebuild or newly construct any projects without Party A’s permission. Any purposeful or negligent damages done to the building by Party B shall be repaired by Party B.

    7.  Party A shall be responsible for repairing any damages caused by or arising out of construction defeats, acts of God or natural wearing.

    8.   Party B shall agree to sell to Party A any fixtures added on the building or on the land during the term of this Agreement at a price agreed upon by both Parities, or remove such fixtures at Party B’s expense.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and become effective as of the date first above written upon the signature and seals by both parties.

           Party A:  Linyi Lanshan Xintai Construction and Installation Co. Ltd.

           Party B:  Linyi Chan Tseng Wood Co., Ltd.